NEWS FOR IMMEDIATE RELEASE
October 16, 2003             For Further Information Contact:

   Paul M. Limbert
   President & CEO

  (304) 234-9000
   NASDAQ Trading Symbol: WSBC
        Website: www.wesbanco.com

WesBanco Announces the Election of Edward M. George as Chairman of the Board

Wheeling, WV. Paul M. Limbert, President & CEO of WesBanco, Inc., a Wheeling, West Virginia based multi-state bank holding company, today announced that Edward M. George, Vice Chairman of the Board of WesBanco, Inc., has been elected by the WesBanco Board of Directors as Chairman of the Board of WesBanco, Inc. He succeeds James C. Gardill, who submitted his resignation as Chairman and member of WesBanco, Inc.’s Board of Directors, as well as a member of various subsidiary boards of WesBanco effective August 31, 2003.

Mr. George, former President & CEO of WesBanco, Inc., retired as President on August 8, 2001 but continued as a member of the Board of Directors. At the time of his retirement, Mr. George was elected to the position of Vice Chairman of WesBanco, Inc. Mr. George had served as President and CEO of WesBanco, Inc. from January 1, 1993 until his retirement and had served as President & CEO of WesBanco Bank, Inc. since January 14, 2000.

Mr. George began his employment with WesBanco in 1983 when he was elected Vice President of Wheeling Dollar Bank, the predecessor to WesBanco Bank, Inc. During his term as President of WesBanco, Inc., the company expanded from a $1 billion asset holding company with $1 billion in trust assets under management to a company three times that size. WesBanco’s financial performance and the growth of WesBanco through acquisition under Mr. George’s leadership was instrumental in positioning WesBanco as a leader in the financial services industry.

WesBanco is a multi-state bank holding company presently operating through 72 banking offices and 105 ATM machines in West Virginia, Central and Eastern Ohio and Western Pennsylvania. WesBanco is the second largest bank holding company headquartered in West Virginia with the third overall deposit market share. Its banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc. and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with the company’s most recent annual report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2002, as well as Form 10-Q for the prior quarter ended June 30, 2003 which are available at the SEC’s website (www.sec.gov) or at WesBanco’s website (www.wesbanco.com). Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effect of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board and Federal Deposit Insurance Corporation; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services, and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

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